EXHIBIT 99.1

JOINT FILER INFORMATION

Title of Derivative Securities: Common Stock

Issuer & Ticker Symbol: Flagstone Reinsurance Holdings Limited (FSR)

Designated Filer:

Lehman Brothers Holdings Inc.

745 Seventh Avenue

New York, NY 10019

Other Joint Filer Information (all filers share the Reporting Person’s address unless otherwise indicated):

Lehman Brothers Inc., a Delaware corporation, a direct wholly-owned subsidiary of the Reporting Person and direct 100% parent of LB I Group Inc.

LB I Group Inc., a Delaware corporation, a direct wholly-owned subsidiary of Lehman Brothers Inc.

399 Park Avenue

New York, NY 10023

Lehman Brothers Co-Investment Capital Partners L.P., a Delaware limited partnership, a direct wholly-owned subsidiary of LB I Group Inc.

Lehman Brothers Merchant Banking Capital Partners V L.P., a Delaware limited partnership, a direct wholly-owned subsidiary of LB I Group Inc.

Lehman Brothers Co-Investment Group L.P., a Delaware limited partnership, a direct wholly-owned subsidiary of LB I Group Inc.

Lehman Brothers Co-Investment Associates LLC, a Delaware limited liability company, a direct wholly-owned subsidiary of the Reporting Person and direct 100% parent of Lehman Brothers Co-Investment Associates LP

Lehman Brothers Co-Investment Associates LP, a Delaware limited partnership, a direct wholly-owned subsidiary of Lehman Brothers Co-Investment Associates LLC

Lehman Brothers Co-Investment Partners LP, a Delaware limited partnership, a direct wholly-owned subsidiary of Lehman Brothers Co-Investment Associates LP

Lehman Brothers Merchant Banking Associates LLC, a Delaware limited liability company, a direct wholly-owned subsidiary of the Reporting Person and direct 100% parent of Lehman Brothers Merchant Banking Associates III L.P.

Lehman Brothers Merchant Banking Associates III L.P., a Delaware limited liability company, a direct wholly-owned subsidiary of Lehman Brothers Merchant Banking Associates LLC

Lehman Brothers Merchant Banking Fund (B) III L.P., a Delaware limited partnership, a direct wholly-owned subsidiary of Lehman Brothers Merchant Banking Associates III L.P.

Lehman Brothers Merchant Banking Partners III L.P., a Delaware limited partnership, a direct wholly-owned subsidiary of Lehman Brothers Merchant Banking Associates III L.P.

Lehman Brothers Merchant Banking Fund III L.P., a Delaware limited partnership, a direct wholly-owned subsidiary of Lehman Brothers Merchant Banking Associates III L.P.

Lehman Brothers Private Funds Investment Company GP, LLC, a Delaware limited liability company, a direct wholly-owned subsidiary of the Reporting Person and direct 100% parent of Lehman Brothers Private Fund Advisers GP, LLC

Lehman Brothers Private Fund Advisers GP, LLC, a Delaware limited liability company, a direct wholly-owned subsidiary of Lehman Brothers Private Funds Investment Company GP, LLC

Lehman Crossroads Series XVII Master Holding Fund 66 GP, LLC, a Delaware limited liability company, a direct wholly-owned subsidiary of Lehman Brothers Private Fund Advisers GP, LLC

Lehman Crossroads Series XVII Master Holding Fund 66 LP, a Delaware limited partnership, a direct wholly-owned subsidiary of Lehman Crossroads Series XVII Master Holding Fund 66 GP, LLC

Lehman Brothers Fund of Funds XVIII – Co-Investment Holding GP, LLC, a Delaware limited liability company, a direct wholly-owned subsidiary of Lehman Brothers Private Fund Advisers GP, LLC

Lehman Brothers Fund of Funds XVIII – Co-Investment Holding, LP, a Delaware limited partnership, a wholly-owned subsidiary of Lehman Brothers Fund of Funds XVIII – Co-Investment Holding GP, LLC